Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Adviser Funds of our report dated December 20, 2021, relating to the financial statements and financial highlights, which appears in Delaware Diversified Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania February 24, 2022